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                                  SCHEDULE 14A

                                 (RULE 14A-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CARIBINER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 1) Title of each class of securities to which transaction applies:

 -----------------------------------------------------------------------------
 2) Aggregate number of securities to which transaction applies:

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 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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 4) Proposed maximum aggregate value of transaction:

 -----------------------------------------------------------------------------
 5) Total fee paid:

 -----------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:

 -----------------------------------------------------------------------------
 2) Form, Schedule or Registration Statement No.:

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 3) Filing Party:

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 4) Date Filed:

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

                    [LOGO OF CARIBINER INTERNATIONAL INC.]

                                          April 3, 1997

Dear Stockholder:

  The directors and officers of Caribiner International, Inc. cordially invite you to attend the Annual Meeting of Stockholders of the Company to be held at The Radisson Empire Hotel, 44 West 63rd Street, New York, New York on May 6, 1997 at 10:00 a.m., local time. Notice of the Annual Meeting, the Proxy Statement and a proxy card are enclosed.

  At this year's meeting you will be asked to elect directors and ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors.

  You are urged to mark, sign, date and mail the enclosed proxy immediately. By mailing your proxy now you will not be precluded from attending the Annual Meeting. Your proxy is revocable, and in the event you find it convenient to attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

  For your information, we have also enclosed a copy of Caribiner's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and a copy of our brochure that we have been distributing to clients and potential clients which gives some background about Caribiner and what we do. We look forward to seeing you at the Annual Meeting.

                                          Very truly yours,

                                          Raymond S. Ingleby

                                          /s/ Raymond S. Ingleby
                                          Chairman of the Board and Chief
                                           Executive Officer

                         CARIBINER INTERNATIONAL, INC.
                              16 WEST 61ST STREET
                           NEW YORK, NEW YORK 10023

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 6, 1997

                               ----------------

  The Annual Meeting of Stockholders of Caribiner International, Inc., a Delaware corporation (the "Company"), will be held at The Radisson Empire Hotel, 44 West 63rd Street, New York, New York, on Tuesday, May 6, 1997, at 10:00 a.m., local time, for the following purposes:

    1. To elect Raymond S. Ingleby, Errol M. Cook, Bryan D. Langton, Sidney Lapidus, David E. Libowitz and C. Anthony Wainwright as directors of the Company, to serve until the next annual meeting of stockholders of the Company or until their successors have been duly elected and qualified;

    2. To consider and act upon a proposal to approve and ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997; and

    3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

  Only stockholders of record of the Company's Common Stock at the close of business on March 27, 1997, shall be entitled to notice of, and to vote at, the Annual Meeting or any and all postponements or adjournments thereof.

                                          By Order of the Board of Directors

                                          Harold E. Schwartz
                                          /s/ Harold E. Schwartz
                                          Secretary

April 3, 1997
New York, New York

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                         CARIBINER INTERNATIONAL, INC.
                              16 WEST 61ST STREET
                           NEW YORK, NEW YORK 10023

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1997

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by Caribiner International, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Radisson Empire Hotel on Tuesday, May 6, 1997, at 10:00 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are being mailed to stockholders on or about April 3, 1997.

  Holders of record of common stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on March 27, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any and all postponements or adjournments thereof. As of the Record Date, 11,515,889 shares of Common Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

  The presence, in person or by proxy, of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting.

  If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote (i) to elect the six (6) nominees for the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, (ii) to approve and ratify the appointment of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending September 30, 1997 and (iii) to transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof. Management is not aware of any other matters to be presented for action at the Annual Meeting.

  Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of any proxy holder will be suspended if the person who executed the proxy held by such proxy holder attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

  Assuming the presence of a quorum at the Annual Meeting, the six (6) nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors. In addition, assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote thereat is required to:

    1. Approve and ratify the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending September 30, 1997; and

    2. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum on the election of directors, but will have no other effect. With regard to the approval and ratification of the appointment of Ernst & Young, votes may be cast for or against or abstentions may be specified. Abstentions specified on such proposal will be counted as present for purposes of determining the presence or absence of a quorum on the proposal to appoint Ernst & Young. Since the proposal to appoint Ernst & Young requires the approval of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting, abstentions will have the same effect as a vote against such proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the election of directors or the proposal to approve and ratify the appointment of Ernst & Young. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The Board of Directors knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

  The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

  The principal executive offices of the Company are located at 16 West 61st Street, New York, New York 10023 (telephone - (212) 541-5300).

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

  The Board has nominated for election as the directors entitled to be elected by the holders of Common Stock the six nominees listed below. As previously noted, proxies will be voted, unless authority is withheld, FOR the election as directors of the nominees listed below to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified. The Board of Directors has no reason to believe that any of the listed nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                      EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION

  The following table sets forth certain information with respect to the nominees:

         NAME             AGE               PRINCIPAL OCCUPATION AND OTHER INFORMATION
 Raymond S. Ingleby        34      Mr. Ingleby has been a director and Chief Executive Officer of the Company since its formation in 1989, and Chairman
                                   since June, 1993. From 1988 through 1993, Mr. Ingleby served as Chairman and Chief Executive Officer of Ingleby
                                   Communications Corporation, which he founded in 1988. In
                                   1985, Mr. Ingleby, a British citizen, founded his own
                                   advertising company that was engaged in the installation of advertising displays in hotels, which he sold in 1988.
 Errol M. Cook             57      Mr. Cook has been a director of the Company since June,
                                   1992. Mr. Cook is a Managing Director of E.M. Warburg,
                                   Pincus & Co., LLC ("EMW LLC"). Mr. Cook has been a Managing
                                   Director of EMW LLC or its predecessor since March, 1991.
                                   Mr. Cook serves on the board of directors of certain
                                   privately held companies.
 Bryan D. Langton          60      Mr. Langton has been a director of the Company since April,
                                   1996. Mr. Langton has been the Chairman Emeritus of Holiday
                                   Inn Worldwide, a subsidiary of Bass plc, since December,
                                   1996. Prior thereto Mr. Langton served as Chairman and Chief
                                   Executive Officer of Holiday Inn Worldwide and Holiday Inn,
                                   Inc. from February, 1990 to December, 1996. Mr. Langton
                                   serves on the board of directors of Bass plc.
 Sidney Lapidus            59      Mr. Lapidus has been a director of the Company since June,
                                   1992. Mr. Lapidus is a Managing Director of EMW LLC. Mr.
                                   Lapidus has been associated with EMW LLC or its predecessor since 1967. Mr. Lapidus serves on the board of directors of
                                   Pacific Greystone Corporation and Panavision Inc., as well as several privately held companies.
 David E. Libowitz         34      Mr. Libowitz has been a director of the Company since June,
                                   1992. Mr. Libowitz is a Vice President of EMW LLC and has
                                   been associated with EMW LLC or its predecessor since July,
                                   1991. Mr. Libowitz serves on the board of directors of
                                   certain privately held companies.
 C. Anthony Wainwri-       63      Mr. Wainwright has been a director of the Company since
  ght                              March, 1997. Mr. Wainwright was Chairman of Harris, Drury,
                                   Cohen, Inc., an advertising agency, from 1995 to February,
                                   1997. Prior thereto Mr. Wainwright was Chairman of Compton
                                   Partners, Saatchi & Saatchi, a national advertising agency, from 1994 to 1995 and was Vice Chairman of that Company from
                                   1989 to 1994. From 1980 to 1989 he was President, Chief
                                   Operating Officer and a director of the Bloom Companies,
                                   Inc., a holding company for a national advertising agency
                                   group. Mr. Wainwright serves on the Board of Directors of
                                   All-Comm Media Co., American Woodmark Corporation, Del Webb
                                   Corp., Gibson Greetings, Inc. and Advanced Polymer Systems.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board of Directors has an audit committee and a compensation committee. The Board of Directors does not presently have a nominating committee or other committee performing a similar function.

  At present, the Board of Directors of the Company is composed of six directors. Pursuant to the terms of a stockholders agreement, dated as of March 15, 1996 (the "Stockholders Agreement"), subject to certain conditions, Warburg, Pincus Investors, L.P. ("Warburg") has the right to designate up to three persons for nomination to the Board and Raymond S. Ingleby has the right to be designated as a director for nomination to the Board. See "Certain Relationships and Transactions with Related Persons--Stockholders Agreement." The designees of Warburg are Messrs. Cook, Lapidus and Libowitz. The Board of Directors met eight times in fiscal 1996.

  The Compensation Committee of the Board of Directors of the Company determines the salaries and bonuses of the Company's executive officers and administers the Company's 1996 Stock Option Plan. During the Company's last completed fiscal year Errol M. Cook, David E. Libowitz and, following his appointment to the Board of Directors, Bryan D. Langton served as members of the Compensation Committee. (Following his appointment to the Board of Directors in March, 1997, C. Anthony Wainwright was appointed to serve as a member of the Compensation Committee.) During the Company's last fiscal year Sidney Lapidus also served as a member of the Compensation Committee until his resignation in July, 1996. The Compensation Committee met once in fiscal 1996.

  The Audit Committee of the Board of Directors recommends the appointment of auditors and oversees the accounting and audit functions of the Company. At present, Bryan D. Langton serves as the Chairman of the Audit Committee and, following his appointment to the Board of Directors, C. Anthony Wainwright was also appointed to serve as a member of the Audit Committee. During the Company's last fiscal year Errol M. Cook and David E. Libowitz also served as members of the Audit Committee until their resignations from such committee upon Mr. Langton's appointment to such committee in May, 1996. The Audit Committee met twice in fiscal 1996.

COMPENSATION OF DIRECTORS

  Directors who are not employees or officers of the Company receive cash compensation of $12,500 per annum payable quarterly (other than directors affiliated with Warburg, who have waived the right to receive any compensation). Directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company do not receive additional compensation for services as a director.

  Effective March 11, 1996, the Company adopted the Non-Employee Directors' Stock Plan, pursuant to which the Company awards directors (other than directors affiliated with Warburg, who have waived the right to receive any compensation, or directors who are employees of the Company) upon their becoming a director and on each anniversary thereof shares of Common Stock having a market value of $12,500. The Non-Employee Directors' Stock Plan provides that the maximum number of shares of Common Stock available for issue under the plan is 15,000 shares (of which 782 shares have been issued), subject to adjustment to prevent dilution or expansion of rights.

EXECUTIVE OFFICERS

  Set forth below is the name and business experience of each of the executive officers of the Company as of February 26, 1997, to the extent not provided above.

Arthur F. Dignam
Age: 51

  Mr. Dignam has been Executive Vice President and Chief Financial Officer of the Company since February, 1994 and Chief Administrative Officer since November, 1995. Prior to joining the Company, Mr. Dignam worked as an independent consultant from August, 1993 to January, 1994, and was Vice President and Chief Financial Officer for Panavision International, the privately-held predecessor to Panavision Inc., a company that manufactures high quality cameras and accessories for the film and television industry, from February, 1989 to July, 1993. Prior thereto, Mr. Dignam served as chief financial officer in both the news division and operations and technical services division of the National Broadcasting Company.

Mark M. Cohen
Age: 49

  Mr. Cohen has been Executive Vice President of the Company and President of Caribiner Communications since November, 1995. Mr. Cohen joined the Company in November, 1993 as Executive Vice President of Caribiner, Inc. and General Manager of its New York office. Prior to joining the Company, Mr. Cohen served in various general management positions with Maritz Inc., a marketing service and performance improvement company, from June, 1976 to November, 1993.

Lawrence P. Golen
Age: 39

  Mr. Golen has been Executive Vice President of the Company and President of Total Audio Visual Services ("TAVS") since October, 1996, when he joined the Company after its acquisition of TAVS from General Electric Capital Computer Leasing Corporation ("GECCLC"). Prior thereto, Mr. Golen served as General Manager of TAVS from September, 1994 to October, 1996 and as General Manager of the Test Equipment Management Services division of GECCLC from May, 1994 to October, 1996. Prior thereto, Mr. Golen served as Vice President-Marketing and Sales of Douglas Manufacturing from January, 1993 to April, 1994 and Regional Marketing Director of GE Plastics from November, 1991 to December, 1993.

Brian Shepherd
Age: 39

  Mr. Shepherd has been Executive Vice President, Strategic Planning and International Operations, of the Company since November, 1995. Mr. Shepherd joined the Company as Vice President of Caribiner, Inc. and General Manager of its Atlanta office in July, 1995. Mr. Shepherd was formerly President and Chief Executive Officer of Imagination (USA) Inc., a subsidiary of Imagination, UK, a large European-based business communications company, from December, 1992 to July, 1995. Previously, he had been Managing Director of the London office of Imagination, UK.

EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company and its subsidiaries in all capacities for the fiscal years ended September 30, 1995 and 1996, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                                         COMPENSATION
                                                         ------------
                                            ANNUAL
                                         COMPENSATION     SECURITIES
                                       -----------------  UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION             SALARY   BONUS    OPTIONS(#)  COMPENSATION
---------------------------            -------- -------- ------------ ------------
Raymond S. Ingleby
 Chairman of the Board and Chief
  Executive Officer of
  Caribiner International, Inc.
    1996.............................. $384,027 $187,500      -0-        $2,200(1)
    1995..............................  325,000  162,500      -0-         2,200(1)
Arthur F. Dignam
 Executive Vice President and Chief
  Financial and Administrative Officer
  of Caribiner International, Inc.
    1996..............................  215,851   52,000    3,000           -0-
    1995..............................  195,834   37,600      -0-           -0-
Mark M. Cohen
 Executive Vice President of Caribiner
  International, Inc. and President of
  Caribiner Communications
    1996..............................  227,728   41,783    3,000           -0-
    1995..............................  190,000   46,500      -0-           -0-
Brian Shepherd
 Executive Vice President, Strategic
  Planning and International
  Operations of Caribiner
  International, Inc.
    1996..............................  220,001   48,600    3,000           -0-
    1995..............................   33,031      -0-      -0-           -0-

--------
(1) All Other Compensation consists of life insurance premiums paid by the Company.

 Option Grants

  The following table sets forth the grants of options with respect to Common Stock during the year ended September 30, 1996, to the Named Executive
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                        ANNUAL RATES OF STOCK
                                                                       PRICE APPRECIATION FOR
                         INDIVIDUAL GRANTS                                   OPTION TERM
---------------------------------------------------------------------- -----------------------
                                    % OF TOTAL
                                     OPTIONS
                                    GRANTED TO  EXERCISE OR
                         OPTIONS   EMPLOYEES IN BASE PRICE  EXPIRATION
NAME                     GRANTED   FISCAL YEAR   PER SHARE     DATE        5%          10%
----                     -------   ------------ ----------- ---------- ----------- -----------
Raymond S. Ingleby......   --           --          --          --         --          --
Arthur F. Dignam........  3,000(a)     2.0%       $28.875   07/29/2006     $13,654     $23,432
Mark M. Cohen...........  3,000(a)     2.0%        28.875   07/29/2006      13,654      23,432
Brian Shepherd..........  3,000(a)     2.0%        28.875   07/29/2006      13,654      23,432

--------
(a) Such options will vest one-third on July 29, 1997, one-third on July 29, 1998 and one-third on July 29, 1999.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Messrs. Ingleby, Dignam, Cohen, Shepherd and Golen. Mr. Ingleby's employment agreement expires on October 1, 1998. The employment agreements of Messrs. Dignam and Cohen expire on December 1, 1998. Mr. Shepherd's employment agreement expires on July 25, 1998. Mr. Golen's employment agreement expires on October 14, 1999. The Company is required to give Mr. Ingleby at least 12 months' notice if it does not intend to renew or extend his contract, and otherwise must pay him all compensation under the agreement for 12 months from delivery of such notice. The employment agreement for each of Mr. Dignam and Mr. Cohen provides that the Company is required to give such executive at least six months' notice if it does not intend to renew or extend his contract. The employment agreement for each of Mr. Dignam and Mr. Cohen provides for an option to renew for an additional three years at the discretion of the Company.

  The annual base salary of Mr. Ingleby, Mr. Dignam, Mr. Cohen, Mr. Shepherd and Mr. Golen under their employment agreements currently is $400,000, $229,000, $244,500, $229,000 and $210,000, respectively. Each executive is also entitled to fringe benefits, and to an annual bonus based on Company performance against targets established by the Board each year. Under each agreement the Board is to review the employee's salary at least annually and the salary amounts may be increased in the Board's discretion. Each executive may be terminated for "cause" (as defined in the agreements), with all compensation ceasing. Under Messrs. Ingleby, Dignam and Cohen's employment agreements, if the executive is terminated without cause or, if the executive terminates his employment for "good reason" (as defined), the executive is entitled to full compensation for the remaining term of the agreement (or, if longer, in the case of Mr. Ingleby, for 12 months). "Good reason" includes, in the case of Mr. Ingleby, a change in control (as defined) of the Company. The consummation of the Offering will not result in such a change in control. Each employment agreement includes a two year non-competition and non-solicitation of clients and employees provision. The employment agreements of Mr. Ingleby, Mr. Dignam and Mr. Cohen provide that, in the event of the employee's death, the employee's beneficiary will receive a payment equal to six months' base salary. Each of Mr. Shepherd's and Mr. Golen's employment agreement provides for a payment equal to one month's base salary in the event of his death.

INCENTIVE PLANS

 1996 Stock Option Plan

  Effective January 1, 1996, the Company adopted the 1996 Stock Option Plan (the "Option Plan"). The Option Plan is designed to provide employees with a more direct stake in the Company's future welfare and an incentive to remain with the Company. It is also expected that the Option Plan will encourage qualified persons to seek employment with the Company.

  The Option Plan provides for grants of "Incentive Stock Options," meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "Non-qualified Stock Options." The Option Plan provides that options for an aggregate of 364,000 shares of Common Stock shall be available for award, subject to adjustment by the Committee (as hereinafter defined) to prevent dilution or expansion of rights. Options may be granted to employees of the Company or any of its subsidiaries, provided that no employee may receive options for more than 200,000 shares of Common Stock in the aggregate in any fiscal year. As of March 24, 1997, stock options to purchase an aggregate of 184,400 shares of Common Stock (175,800 of which have not yet vested) were outstanding.

  The Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") and is comprised of not less than two disinterested directors within the meaning of Rule 16b-3 of the Exchange Act. The Option Plan permits the Committee to determine which employees shall receive options and the times when options are to be granted. The Committee also determines the purchase price of Common Stock covered by each option, the term of each option, the number of shares of Common Stock to be covered by each option and any performance objectives or vesting standards applicable to each option. The Committee also designates whether the options shall be Incentive Stock Options or Non-qualified Stock Options.

  The purchase price per share under each Incentive Stock Option or Non-qualified Stock Option is the "Market Price" (i.e., the average of the high and low reported consolidated trading sales price for such day) of the Common Stock on the date the option is granted, except that the exercise price for an Incentive Stock Option granted to a 10% stockholder may not be less than 110% of the Market Price of the Common Stock on the date of the grant. The aggregate Market Price of the Common Stock exercisable under Incentive Stock Options held by any optionee during any calendar year may not exceed $100,000. Incentive Stock Options granted to employees under the Option Plan have a maximum term of ten years. Incentive Stock Options granted to 10% stockholders have a maximum term of five years. Options are not transferable except by will or pursuant to the applicable laws of descent and distribution. Notwithstanding the general restriction on transferability, in the sole discretion of the Committee, Non-qualified Stock Options may be made transferable subject to the requirements of Rule 16b-3.

  In the event that an employee is terminated for any reason other than death, Disability, Retirement or Cause (as such terms are defined in the Option
Plan), to the extent that the employee had the right to exercise an option, such option will be exercisable until the earlier of the expiration date of the option, or within 30 days of the date of such termination. Options held on the date of Disability or Retirement, whether or not exercisable on such date, are exercisable within one year of the date of Disability or Retirement. Options held by an employee at the date of death, whether or not exercisable on the date of death, are exercisable by the beneficiary of the employee within one year from the date of death. The Committee may, in its sole discretion, cause any option to be forfeited upon an employee's termination for Cause (as defined in the Option Plan). In the event of a Change of Control (as such term is defined in the Plan) of the Company, all outstanding options will vest and appropriate provisions shall be made for the protection of options by substitution on an equitable basis of appropriate stock of the Company or appropriate stock of the merged, consolidated or otherwise reorganized corporation, as the case may be.

  The Board is permitted to suspend, terminate, modify or amend the Option Plan, provided that any amendment that would (i) materially increase the aggregate number of shares, (ii) materially increase benefits accruing to employees, or (iii) materially modify the eligibility requirements for participation shall be subject to stockholder approval, provided, however, that stockholder approval is not required for adjustments to the Option Plan or to the number of shares available thereunder which are deemed appropriate by the Committee to prevent dilution or expansion of rights.

401(K) PLAN

  In December, 1994, Caribiner, Inc. adopted the Employee Profit Sharing Plan and Trust For Employees of Caribiner, Inc. (the "401(k) Plan") to replace a previously existing similar plan. Generally, any employee who has completed 3 months of service and is over 21 years of age is eligible to participate in the 401(k) Plan. Each eligible employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to 10% of his or her compensation for services rendered in any year, not to exceed a statutorily prescribed annual limit. Participants in the 401(k) Plan are always fully vested in their own contributions. The terms of the 401(k) Plan provide that the Company may make matching contributions to the 401(k) Plan based on the company's net income and at the discretion of the Board of Directors. Each participant becomes fully vested in the Company's contributions allocated to his or her account upon completion of five years of service. The Company's contributions are tax-deductible to the Company. Company contributions to the 401(k) Plan for fiscal 1994, 1995 and 1996 were not significant, and no contributions were made by the Company to the accounts of any of the Named Executive Officers. Effective January 1, 1997, the Company began matching $0.25 for each dollar contributed by an employee to his or her respective account in the 401(k) Plan, up to a maximum of 3% of such employee's base compensation (subject to applicable limits under the Internal Revenue Code of 1986, as amended).

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

GENERAL

  The Compensation Committee of the Board of Directors is composed entirely of non-management or outside directors. During fiscal 1996 Errol M. Cook, David
E. Libowitz and, following his appointment to the Board of Directors, Bryan D. Langton served as members of the Compensation Committee. (Following his appointment to the Board of Directors in March, 1997, C. Anthony Wainwright was also appointed to serve as a member of the Compensation Committee.) The Compensation Committee also administers and approves grants of stock options under the Company's Option Plan, which was approved by stockholders prior to the Company's initial public offering in March, 1996 (the "Initial Public Offering").

COMPENSATION PHILOSOPHY

  The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and (iii) stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

COMPONENTS OF COMPENSATION

  The principal components of executive officer compensation are generally as follows:

    . BASE SALARY. With respect to each of the Named Executive Officers their base salary is fixed in accordance with the terms of their respective employment agreements. Salaries for each executive officer are based on job responsibilities, level of experience, overall performance, contribution to the business and the salaries being paid for similar positions in the industry based upon the Company's knowledge of competitive salaries in the marketplace. See "Employment Agreements."

    . ANNUAL PERFORMANCE BONUS. Annual cash bonuses are payable to the Company's executive officers under the Company's performance bonus plan based on the Company's achievement of certain pre-set corporate financial performance targets established for the fiscal year and the individual's level of performance.

    . LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants under the Option Plan. See "Incentive Plans--1996 Stock Option Plan." Awards under the Option Plan are designed to further align the interests of each executive officer with those of the stockholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business. For details regarding option grants in fiscal 1996, see the compensation and option tables in "Executive Compensation."

    . BENEFIT PLANS. The Company provides health care benefits and profit sharing for executive officers on terms generally available to all Company employees. Except as may be noted elsewhere in this proxy statement, the value of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the total salary and bonus of any executive officer during fiscal 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Mr. Ingleby was paid a base salary of $384,027 in fiscal 1996. Mr. Ingleby was also paid a bonus $187,500. Mr. Ingleby did not receive a grant of stock options in fiscal 1996 under the Option Plan. Such compensation and bonus were determined pursuant to Mr. Ingleby's employment agreement (see "Executive Compensation--Employment Agreements") and the achievement of certain performance objectives established by the Board for fiscal 1996.

  The Compensation Committee considered Mr. Ingleby's role in the successful completion of the Company's Initial Public Offering, the Company's financial results for fiscal 1996, including the Company's revenue and earnings growth, and, to the extent known to the Committee, the compensation granted to chief executive officers of other companies in the industry to be certain of the factors supporting the level of Mr. Ingleby's compensation.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

  The Company has also entered into employment agreements with the other executive officers. Each agreement provides for a fixed salary which is subject to annual review by the Board, and the salary amounts may be increased at the Board's discretion. Each agreement also provides that such executive officers are entitled to bonus compensation determined by the achievement of certain performance objectives established by the Board of Directors.

  In addition, each of the executive officers (other than Mr. Ingleby) was granted stock options during fiscal 1996. The Compensation Committee believes that stock ownership, through grants of stock options, and perhaps other forms of equity-based incentive compensation, are a major incentive in aligning the interests of employees, including senior management, and stockholders.

                                          Errol M. Cook
                                          David E. Libowitz
                                          Bryan D. Langton

  The Compensation Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

                             PERFORMANCE COMPARISON

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poor's 500 Composite Index and the Russell 2000 Index, during the period commencing on March 12, 1996, the date on which the Common Stock began trading on the New York Stock Exchange, and ending on September 30, 1996. The comparison assumes $100 was invested on March 12, 1996 in each of the Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index and assumes the reinvestment of all dividends, if any. At this time, the Company does not believe it can reasonably identify an industry peer group, and therefore the Company has instead selected the Russell 2000 Index, which includes companies with similar market capitalizations to that of the Company, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.




[GRAPH APPEARS HERE]

COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
AMONG CARIBINER INTERNATIONAL, INC. THE S&P 500 INDEX
AND THE RUSSELL 2000 INDEX

                CARIBINER                       RUSSELL
                INTL INC.       S&P             2000
                ---------       ---             -------
                CWC             1500            IR20
3/12/96         100             100             100
3/96            116             101             102
4/96            128             102             108
5/96            143             105             112
6/96            144             105             107
7/96            129             101              98
8/96            155             103             103
9/96            190             109             108

  The Performance Comparison will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

          CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

INVESTMENT BY WARBURG, PINCUS INVESTORS, L.P.

  Pursuant to a Securities Purchase Agreement, dated as of June 30, 1992, Warburg purchased the Company's 11.5% Convertible Promissory Note (the "Convertible Note") for its principal amount of $12.0 million and purchased shares of preferred stock for $4.0 million. The proceeds from the sale to Warburg of the Convertible Note and the preferred stock were used in part to finance the Company's acquisition in June, 1992 of Caribiner, Inc. Immediately prior to the consummation of the Company's Initial Public Offering, Warburg converted the Convertible Note and all the shares of its preferred stock (including the shares of preferred stock which it received upon conversion of the Convertible Note) into an aggregate of 3,596,250 shares of Common Stock.

  The Convertible Note accrued interest at the rate of 11.5% per annum on the outstanding principal amount thereof, and interest was payable quarterly in cash. Pursuant to the terms of the Convertible Note, the Company chose to defer interest on such note, which deferred interest also accrued interest at the rate of 11.5% per annum.

  Pursuant to the terms of the preferred stock, Warburg was entitled to receive, when and as declared by the Company's Board, a cash dividend at the annual rate of 12% of the liquidation preference per share of the preferred stock. Dividends on the preferred stock were cumulative, and unpaid dividends (whether or not declared) accrued at the rate of 12% per annum.

  Proceeds from the Initial Public Offering aggregating $8.5 million were used to pay accrued interest on the Convertible Note and accumulated dividends on the preferred stock.

WARBURG TERM LOAN AND WARRANTS

  Pursuant to the Loan and Warrant Agreement, dated as of August 3, 1993 (the "Loan and Warrant Agreement"), which governed a $10 million Warburg loan facility ("the Warburg Term Loan"), Warburg had agreed to lend to the Company up to $10.0 million in loans for acquisitions and other corporate purposes approved by the Board of Directors of the Company. Amounts outstanding under the Warburg Term Loan accrued interest at the rate of 11% per annum compounded semi-annually. As of December 31, 1995, there was approximately $3.0 million outstanding under the Warburg Term Loan. The outstanding amount under the Warburg Term Loan, including accrued interest of approximately $4.0 million, was repaid upon consummation of the Initial Public Offering, and the Loan and Warrant Agreement was terminated.

  In partial consideration for making advances under the Warburg Term Loan, Caribiner issued warrants to Warburg at the rate of 0.50% of the then fully diluted Common Stock per each $1.0 million principal amount of an advance. In addition, after the first anniversary of each advance and at the close of every quarter thereafter, additional warrants were issuable to Warburg at the rate of 0.375% of the fully diluted Common Stock per each $1.0 million in outstanding principal amount of such advance. As of December 31, 1995, warrants to purchase an aggregate 534,505 shares of Common Stock had been issued to Warburg with a weighted average exercise price per share of $3.16. Warburg exercised all of the warrants immediately prior to the completion of the Initial Public Offering.

ADVANCES TO RAYMOND S. INGLEBY

  As a result of a series of advances made from 1989 to 1992, Raymond S. Ingleby, the Chairman of the Board and Chief Executive Officer of the Company, became obligated to pay to the Company an aggregate amount of $362,630. Such repayment obligations did not bear interest. The Company fully reserved against such obligations in fiscal 1992. Mr. Ingleby repaid the full amount of such obligations in connection with the Initial Public Offering.

 Stockholders Agreement

  Upon completion of the Initial Public Offering, the Company entered into the Stockholders Agreement with Warburg and Raymond S. Ingleby. The Stockholders Agreement contains, among other things, various terms regarding nominations for the Company's Board of Directors and certain registration rights granted by the Company. Pursuant to the terms of the Stockholders Agreement, for so long as Warburg beneficially owns at least 35%, 20% or 10% of the outstanding shares of Common Stock, it will have the right to designate three nominees, two nominees or one nominee, respectively, for director. The Stockholders Agreement also provides that for so long as Mr. Ingleby shall hold office as the Chairman and Chief Executive Officer of the Company, he will have the right to be designated as a nominee for director.

  Additionally, the Stockholders Agreement provides that Warburg is entitled to three "demand" registrations, which may be exercised at any time. The Stockholders Agreement also provides that Raymond S. Ingleby will be entitled to one "demand" registration with respect to not less than 50% of the number of shares of Common Stock that he beneficially owned immediately prior to the completion of the Initial Public Offering (i.e., 698,178 shares), provided that Mr. Ingleby may not exercise such "demand" until the earliest of (i) six months after the effective date of a registration statement filed by the Company in respect of shares of Common Stock owned by Warburg, (ii) the distribution by Warburg of shares of Common Stock to its partners and (iii) March 15, 2001. In addition, in the event Mr. Ingleby is terminated from his employment by the Company and he has not exercised his demand registration, he will be entitled to one "demand" registration six months after the date of his termination to the extent he would be required by law to effect such registration in order to sell his shares. Mr. Ingleby is also entitled to "piggyback" registration rights in the event that Warburg exercises a "demand" registration. In addition, the Stockholders Agreement grants to Mr. Ingleby certain co-sale rights in the event that Warburg sells, transfers or otherwise disposes of any shares of its Common Stock.

                       SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                                                  BENEFICIAL OWNERSHIP(1)
                                                 ----------------------------
                                                  NUMBER OF
                                                  SHARES OF     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER             COMMON STOCK   COMMON STOCK
------------------------------------             ------------   -------------
5% HOLDERS
Warburg, Pincus Investors, L.P.(2)..............  4,130,755         35.9%
 466 Lexington Avenue
 10th Floor
 New York, New York 10017
Metropolitan Life Insurance Company.............    992,200(3)       8.6
 One Madison Avenue
 New York, New York 10010
Montgomery Asset Management, L.P................    783,000(4)       6.8
 101 California Street
 San Francisco, California 94111
DIRECTORS AND EXECUTIVE OFFICERS
Raymond S. Ingleby..............................    894,766          7.8
 c/o Caribiner International, Inc.
 16 West 61st Street
 New York, New York 10023
Arthur F. Dignam................................     22,898            *
Mark M. Cohen...................................     21,308            *
Lawrence P. Golen(5)............................      7,300            *
Brian Shepherd..................................     23,611            *
Errol M. Cook(2)................................  4,130,755         35.9
Bryan D. Langton(6).............................     13,497            *
Sidney Lapidus(2)...............................  4,130,755         35.9
David E. Libowitz(2)............................        --             *
C. Anthony Wainwright...........................        285            *
All executive officers and directors as a group
 (10 persons)...................................  5,114,420         44.4

--------
* Less than 1%
(1) Except where otherwise indicated, the Company believes that all parties listed in the table, based on information provided by such persons, have sole voting and dispositive power over the securities beneficially owned by them, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person or group of persons has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or group of persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) The sole general partner of Warburg Pincus & Co., a New York general partnership ("WP"). EMW LLC manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control each of WP and EMW LLC. WP, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. Messrs. Errol M. Cook and Sidney Lapidus, each a director of the Company, are Managing Directors and members of EMW LLC, and general partners of WP. As such, Messrs. Cook and Lapidus may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares of Common Stock beneficially owned by Warburg. Mr. David E. Libowitz, a director of the Company, is an officer of EMW LLC. Each of Messrs. Cook, Lapidus and Libowitz disclaims "beneficial ownership" of the Common Stock owned by Warburg within the meaning of Rule 13d-3 under the Exchange Act.
(3) According to Schedule 13G filed on March 7, 1997 with the Securities and Exchange Commission. The Schedule 13G indicates that beneficial ownership of all of these shares arises through the investment activity of State Street Research & Management Company, a wholly-owned subsidiary of Metropolitan Life Insurance Company.
(4) According to Schedule 13G filed on February 14, 1997 with the Securities and Exchange Commission.
(5) Includes presently exercisable options to purchase 7,000 shares of Common Stock at $44.75 per share, which expire in October, 2006.
(6) Includes presently exercisable options to purchase 9,000 shares of Common Stock at $42.62 per share, which expire in November, 2006.

               APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS
                                 (PROPOSAL 2)

  The Board of Directors of the Company has selected Ernst & Young as the Company's independent auditors for the fiscal year ending September 30, 1997. Ernst & Young has audited the Company's financial statements since 1992. Representatives of Ernst & Young are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE APPROVAL AND RATIFICATION OF THE APPOINTMENT
                 OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT
            AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

                                OTHER BUSINESS

  As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                             STOCKHOLDER PROPOSALS

  Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company by September 30, 1997, for inclusion in the notice of meeting and proxy statement relating to the 1998 Annual Meeting.

                                   FORM 10-K

  A copy of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1996 ("Form 10-K") accompanies this Proxy Statement. Additional copies of the Form 10-K may be obtained by writing to Caribiner International, Inc., 16 West 61st Street, New York, New York 10023,
Attention: Secretary.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely upon a review of the Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 in respect of the Company during fiscal 1996, except that the following persons or entities failed to file on a timely basis the following report: each of Raymond S. Ingleby, Arthur F. Dignam, Mark M. Cohen, Brian Shepherd, Errol M. Cook, Sidney Lapidus, David E. Libowitz and Warburg filed one late report on Form 3.

                                          By Order of the Board of Directors

                                          Harold E. Schwartz
                                          /s/ Harold E. Schwartz
                                          Secretary

Dated: April 3, 1997
New York, New York

CARIBINER INTERNATIONAL, INC.                                    REVOCABLE PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARIBINER INTERNATIONAL, INC., FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1997 AND ANYADJOURNMENT THEREOF.


  The undersigned hereby acknowledges prior receipt of the Notice of the Annual Meeting of Stockholders (the "Meeting") and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Caribiner International, Inc. (the "Company"), or any of them acting alone, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

  THIS PROXY, IF EXECUTED, WILL BE VOTED AS DIRECTED, BUT, IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RECEIVED BY THE COMPANY NO LATER THAN MAY 6, 1997.

This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and wish to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.


                 (Continued and to be signed on reverse side)

                           - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                        Annual Meeting Of Stockholders
                         Caribiner International, Inc.
                             Tuesday, May 6, 1997
                                  10:00 a.m.
                           The Radisson Empire Hotel
                              44 West 63rd Street
                              New York, New York

                                                    Please mark    [X]
                                                    your votes as
                                                    indicated in
                                                    this example

The Board of Directors recommends a vote FOR proposalS 1 and 2.
(1) Election of Directors of all nominees listed

FOR                                 WITHHOLD
all nominees                        AUTHORITY
listed to the right                 to vote for
(Except As Marked                   all nominees
To The Contrary)                    listed to the right




Errol M. Cook; Raymond S. Ingleby; Bryan D. Langton; Sidney Lapidus; David
E. Libowitz; C. Anthony Wainwright

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below.
------------------------------------------------------------------------------

(2)Ratification and approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997.
     FOR      AGAINST   ABSTAIN
     [ ]       [ ]       [ ]

(3) To vote, in its discretion, upon any other matters that may properly come before the Annual Meeting or any adjournment thereof. See Other Business in the Caribiner International, Inc. Proxy Statement.




Signature(s)                                             Date             , 1997
            --------------------------------------------     -------------



Please sign your name exactly as it appears hereon. Joint accounts need only one signature, but all accountholders should sign if possible. When signing as an administrator, agent, corporation officer, executor, trustee, guardian or similar position or under a power of attorney, please add your full title to your signature. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.


--------------------------------------------------------------------------------
                          -  FOLD AND DETACH HERE -


                        Annual Meeting Of Stockholders
                         Caribiner International, Inc.
                             Tuesday, May 6, 1997
                                  10:00 a.m.
                           The Radisson Empire Hotel
                              44 West 63rd Street
                              New York, New York
                         CARIBINER INTERNATIONAL, INC.

                             LETTER TO SHAREHOLDERS


      I am pleased to report that fiscal 1996 was a record year for Caribiner International. It is with pride that I share with you some key results:

 .    Revenue increased 83% over the previous fiscal year to $148.3 million
 .    Operating income increased 168% over the previous fiscal year to $13.9 million
 .    Net income increased 460% over the previous fiscal year to $8.0 million
 .    Earnings per share increased 114% over the previous fiscal year to $1.05 per share

      These financial results are a reflection of the efforts of everyone within the Caribiner International organization and further reflect the progress we have made in pursuit of our key growth strategies. In this, our first year as a publicly traded company, we not only strengthened existing client relationships, but also significantly increased our customer base, adding new clients and expanding our domestic and international capabilities through carefully planned acquisitions and start-up initiatives.

      Success in the business communications arena requires providing clients with the highest levels of production and creative services. For that reason, I am pleased to report that Caribiner International continues to attract and retain the best people in the industry. Together with our strong management team, these individuals will support and direct our growth and diversification plans, thus leading to the achievement of our corporate objective:

                              TO BE THE PREEMINENT
                  BUSINESS-TO-BUSINESS COMMUNICATIONS SERVICES
                              COMPANY IN THE WORLD

      Since this is my first official communication to stockholders, I feel it is important to share with you my view of Caribiner International and its position within the industry and marketplace in which we operate.

      In North America, the Caribiner brand is well-known. Caribiner International has a strong and impressive track record. It has a rich tradition of producing meetings and events of the highest quality, and it enjoys considerable client loyalty. The 1996 acquisitions of Koors, Perry & Associates, Inc., Lighthouse, Ltd. and Total Audio Visual Services
      (TAVS) have further strengthened our profile and our business portfolio.

      By expanding our base of offices, our acquisition and consolidation strategy places us closer to our clients, who in turn are responding by increasing their reliance on our services and product offerings. At the same time, to better address our clients' increasingly sophisticated and demanding business communications needs, we are expanding the scope of our services and product offerings.

      The traditional services which, until recently, formed the core of our business offerings, are no longer sufficient. Accordingly, Caribiner International's business offerings have been enlarged and enhanced and now include meetings and events, audio visual equipment rental and sales, learning and performance services, exhibits and displays, staging services, design and creative services and electronic and interactive media.

      Similarly, an exclusively domestic operation, however widespread, can no longer satisfy the increasingly global needs and expectations of many of our corporate clients. For Caribiner, becoming an international organization is not a response to the current business fashion; it is both a necessity and an opportunity.

      In Europe, we have initiated our growth strategy in this fragmented market with the acquisition of London-based Spectrum Communications, one of Europe's leading business-to-business communications services firms. Besides adding significant new names to our client base, Spectrum also provides Caribiner International with a strong, well-situated platform for the expansion we seek in this region of the world.

      In Asia, the business communications services industry is also fragmented; but because of our size, we believe we are well positioned to compete successfully. This dynamically growing region provides considerable opportunity for consolidation and solid growth for Caribiner International. The opening in June 1996 of our office in Hong Kong marked our first step in establishing a presence in this region of the world.

      As we go to business in a highly competitive, global marketplace, Caribiner International has two significant attributes that differentiate it from its competitors:

      . Our product offering is truly comprehensive, allowing clients, who are increasingly aware that consistent messages and imagery add to the impact and effectiveness of their communications, to consolidate and coordinate their business communications activities.

      . We are financially strong, well capitalized and well respected in the financial community.

      These factors assure our clients that we will be able to undertake any project they require, no matter how large or complex; that we have the resources to complete - on time and on budget - any project we undertake; and that we will help them meet their communications objectives.


                   EXTRAORDINARY OPPORTUNITIES ON THE HORIZON

      As business enterprises around the world continue to seek stronger competitive positions, they are concentrating their efforts on increased revenue, margin growth and productivity improvements. Re-engineering initiatives that focus a company on its core competencies present significant outsourcing opportunities for Caribiner International. When essential but non-core activities impact a company's overhead, Caribiner International is well-positioned to become a highly valuable business partner - even a direct extension of a company's marketing and communications departments. And with our growing international
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      network of offices, we can support and partner with businesses around the world.

                            ADDING VALUE IS THE KEY

      As we move confidently into the new millennium, Caribiner International will continue to provide value to our key constituencies:

      .  Our shareholders
      .  Our clients
      .  Our business partners and vendors
      .  Our employees

   The primary indicators of our success are identical to those our clients use themselves: unyielding focus on revenue generation, continued operating margin improvements and diligent control of our operating expenses.

   We began 1996 by preparing for our initial public offering, which provided Caribiner International with capital to continue to build upon its position as the only player in the business communications services industry capable of building dominant market leadership worldwide.

   We ended 1996 on a robust note, with the Caribiner brand stronger, deeper and more widely known than ever. Our success resulted from a number of significant accomplishments:

   .  A successfully completed IPO
   .  Four strategically important acquisitions
   .  Establishment of a presence in Europe
   .  Establishment of a presence in Asia
   .  A substantial increase in our client base
   .  Enhanced and expanded service offerings.

   We believe that the momentum that was generated in fiscal 1996 has carried over into fiscal 1997. In the first months of fiscal 1997, we have completed the acquisitions of Blumberg Communications, Inc. and Projexions Video Supply, which have expanded our capabilities in the areas of audiovisual equipment rental and hotel audiovisual outsourcing. In addition, we have
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                                       5

   further strengthened our financial position by entering into a new $100 million credit facility in December 1996, $75 million of which can be used to make further acquisitions, and by completing a new offering of common stock in March 1997 that raised approximately $87 million. The proceeds from the offering were used, in part, to repay substantially all of Caribiner's outstanding indebtedness, and they will also be used to finance the company's growth plans.

   In the future, as has been the case in the past, our growth and success will be driven by the needs of our clients, specifically the increasingly critical need to communicate to their constituencies around the world in ever more strategically focused and productive ways.

                                        April 3, 1997

                                        Yours sincerely,

                                        /s/ Raymond S. Ingleby

                                        Raymond S. Ingleby
                                        Chairman and Chief Executive Officer